Exhibit 10.26

NINTH AMENDMENT TO LEASE

THIS NINTH AMENDMENT TO LEASE (this "**Agreement**") is effective as of this 31st day of January, 2025 (the "**Effective Date**") by and between **SCIENCE PARK DEVELOPMENT CORPORATION**, a Connecticut non stock corporation having its office at 5 Science Park, New Haven, Connecticut 06511 (the "**Landlord**"), and **ARVINAS OPERATIONS, INC.**, having a principal place of business at 5 Science Park, 1st Floor, New Haven, Connecticut 06511 (the "**Tenant**") in modification of that certain Lease between the Landlord and the Tenant executed on or about January 2, 2018 (the "**Original Lease**"), as amended by the First Amendment to Lease between Landlord and Tenant and dated as of May 23, 2018 (the "**First Amendment**"), as further modified by the Second Amendment to Lease between Landlord and Tenant and dated as of September 4, 2018 (the "**Second Amendment**"), as further modified by the Third Amendment to Lease between Landlord and Tenant and dated as of March 12, 2019 (the "**Third Amendment**"), as further modified by the Fourth Amendment to Lease between Landlord and Tenant and dated as of January 31, 2020 (the "**Fourth Amendment**"), as further modified by the Fifth Amendment to Lease between Landlord and Tenant and dated as of January 4, 2021 (the "**Fifth Amendment**"), as further modified by the Sixth Amendment to Lease between Landlord and Tenant and dated as of June 13, 2023 (the "**Sixth Amendment**"), as further modified by the Seventh Amendment to Lease between Landlord and Tenant and dated as of December 13, 2024 (the "**Seventh Amendment**"), and as further modified by the Eighth Amendment to Lease between Landlord and Tenant and dated as of December 31, 2024 (the "**Eighth Amendment**"). The Original Lease as modified by the First Amendment, the Second Amendment, the Third Amendment, the Fourth Amendment, the Fifth Amendment, the Sixth Amendment, the Seventh Amendment, and the Eighth Amendment are referred to herein as the "**Lease**".

WHEREAS, the Landlord and the Tenant are parties to the Lease which is in full force and effect; and

WHEREAS, the Landlord and the Tenant wish to modify the Lease and extend the Term as more fully set forth herein; and

NOW, THEREFORE, the Landlord and the Tenant agree as follows:

1. **Amendments to Lease.** As of February 1, 2025, the following modifications are made to the Lease:

   a) Section 1.1(a)(i) of the Lease is amended and restated to read, in full, as follows:

      (i) on the first floor of Building 5, suites of approximately 7,873 rentable square feet, 2,632 rentable square feet, 3,600 rentable square feet, 84 rentable square feet, 1,478 rentable square feet, 3,719 rentable square feet, 7,864 rentable square feet, 1,829 rentable square feet, and 2,829 rentable square feet (to be delivered by Landlord to Tenant on March 1, 2025 vacant, broom clean, but otherwise in its existing as-is condition), respectively, as shown on the floor plan attached

hereto as **Schedule A-1** (collectively, the "**First Floor Premises**");

b) Section 1.1(a)(iii) of the Lease is amended and restated to read, in full, as follows:

(iii) on the third floor of Building 5, suites of approximately 9,456 rentable square feet, and 9,889 rentable square feet, respectively, as shown on the floor plan attached hereto as **Schedule A-3** (the "**Third Floor Premises**"). Tenant shall have exclusive use of the Landlord's fixtures, equipment, furniture and other personalty as set forth in **Schedule A-4** attached hereto ("**Landlord's Additional Property**"). The First Floor Premises, the Second Floor Premises, the Third Floor Premises, and the Landlord's Additional Property shall be referred to herein collectively as the "Leased Premises". Landlord's Additional Property shall be considered part of the Leased Premises but shall remain property of the Landlord. If Tenant shall desire to remove all or any portion of Landlord's Additional Property from the Leased Premises during the term of this Lease, Tenant shall offer in writing (the "Offer Notice") to Landlord the opportunity to re-possess such Landlord's Additional Property. In the event Landlord desires to re-possess such offered Landlord's Additional Property, Landlord shall notify Tenant in writing of such intention within five (5) business days after receipt of the Offer Notice (in which case, Landlord, at Landlord's sole cost and expense, shall remove such offered Landlord's Additional Property from the Leased Premises within fifteen (15) business days after receipt of the Offer Notice. In the event that either (x) Landlord declines the opportunity to so re-possess such offered Landlord's Additional Property or (y) shall not timely respond to the Offer Notice as required above, Tenant, at Tenant's sole cost, shall be free to dispose of such offered Landlord's Additional Property.

c) Section 3.1.A. of the Lease is modified by amending and restating the Base Rent chart (for the period of January 1, 2025 through December, 31 2029) so as to read, in full, as follows:

Months of Term	Base Rent Rate (Annually per RSF)	Applicable RSF	Monthly Base Rent
February, 2021 - December, 2022	$21.00	59,474	$104,079.50
January, 2023 – May 31, 2023	$23.50	59,474	$116,469.91
June 1, 2023 - December, 2024	$23.50	62,541	$122,476.13
January 1, 2025 – January 31, 2025	$29.50	73,712	$181,208.66
February 1, 2025- February 28, 2025	$29.50	70,645	$173,668.95
March 1, 2025 – December 31, 2025	$29.50	73,474	$180,623.58
January 1, 2026 – December 31, 2026	$30.98	73,474	$189,685.38
January 1, 2027 – December 31, 2027	$32.52	73,474	$199,114.54
January 1, 2028 – December 31, 2028	$34.15	73,474	$209,094.76
January 1, 2029 – December 31, 2029	$35.86	73,474	$219,564.80

d) Section 3.2.A. of the Lease is modified to restate the defined term "Numerator" as 73,712 rentable square feet for the month of January, 2025, 70,645 rentable square feet for the month of February, 2025, and 73,474 rentable square feet effective as of March 1, 2025, and thereafter.

(e) Section 3.4 of the Lease is modified by amending and restating the last row of the electricity charge table so that it shall read, in full, as follows:

Months of Term	Electricity Charge (Annually per RSF)	Applicable RSF	Monthly Electricity Charge
February, 2020 - January, 2021	$2.50	48,766	$10,159.58
February, 2021 – May 2023	$2.50	59,474	$12,390.42
June 2023 - December, 2024	$2.50	62,540	$13,029.17
January, 2025	$4.00	73,712	$24,570.67
February 2025	$4.00	70,645	$23,548.33
March 2025 - December, 2029	$4.00	73,474	$24,491.33

2. **Schedules A-1** and **A-3.** **Schedules A-1** and **A-3** are hereby deleted from the Lease. **Schedules A-1** and **A-3** attached hereto are hereby made a part of the Lease as amended by this Agreement.

3. **Expense and Tax Increases; Adjustments and Audits.** With respect to the calculation of Tenant's Proportionate Share of any Expense and Tax Increases with respect to calendar year 2024, Sections 3.2.B. and 3.8 of the Lease, as unmodified by the Seventh Amendment, the Eighth Amendment and this Agreement, shall govern and control such that any underpayments or overpayments of Tenant's Proportionate Share of Expense and Tax Increases shall be payable by Tenant or Landlord, to the other, as applicable.

4. **Surrender of a Portion of the Leased Premises.**

a. By not later than January 31, 2025 (the "**Surrender Date**"), Tenant shall vacate and surrender possession to Landlord, that certain suite consisting of 3,067 rentable square feet on the third floor of Building 5, as depicted on **Schedule A-3** attached hereto (the "**Surrendered Premises**").

b. Tenant shall leave the Surrendered Premises in "broom clean" condition and in good order, condition, and repair, ordinary wear and tear excepted. Tenant shall not leave any of Tenant's Property in the Surrendered Premises other than (i) 16 workstations and chairs, (ii) 1 large conference room table and (iii) 6 desks as agreed to by Landlord.

c. All obligations of Landlord and Tenant which, by their terms, survive the expiration or early termination of the Lease, including without limitation indemnification obligations, shall survive with respect to the Surrendered Premises. Other than as provided in this Agreement, Tenant shall have no further liability for Base Rent and Additional Rent with respect to the Surrendered Premises following the Surrender Date, but Tenant shall be liable for Tenant's Proportionate Share of Expense and Tax Increases attributable to calendar year 2024 pursuant to, and in accordance with, Section 3.2 of the Lease (which will be billed by Landlord in the ordinary course of business). Provided Tenant has complied with the provisions of this Agreement, as of the Surrender Date the Lease shall terminate and expire with respect to the Surrendered Premises.

5. **Reaffirmation of Lease.** In all other respects, the Lease, as hereby amended, is reaffirmed by the Parties and shall be and remain in full force and effect.

6. **Landlord and Tenant Remain Obligated.** Nothing herein shall constitute a waiver or release by the Landlord or the Tenant of any unperformed obligations of the other under the Lease as modified by this Agreement.

7. **Brokerage.** Landlord shall pay an agreed commission to Colliers International by way of a separate agreement. Landlord represents to Tenant that no other broker has any right to lease space at the Property and Landlord agrees to indemnify and hold Tenant harmless from and against the claims, losses, damages, costs and expenses (including, but not limited to, reasonable attorneys' fees) incurred by Tenant as a result of any party asserting a right to a fee or commission claiming to have acted by, under, through or on behalf of the Landlord. Tenant agrees

to indemnify and hold Landlord harmless from and against the claims, losses, damages, costs and expenses (including, but not limited to, reasonable attorneys' fees) incurred by Landlord as a result of any party other than Colliers International claiming a fee or commission by, under or through Tenant on account of this Agreement and/or the extension of the Term of the Lease provided for in this Agreement.

8. **Later Provision Controls.** In case of any inconsistency between the provisions of the Lease and this Agreement, the provisions of this Agreement shall govern and control. Without limiting the meaning or application of the foregoing sentence in any manner, the provisions of Paragraph 7 of this Agreement supersede and replace Article 29 with respect to this Agreement.

9. **Capitalized Terms.** Capitalized terms used but not otherwise defined herein shall have the same meaning as set forth in the Lease.

10. **Entire Agreement.** This Agreement sets forth the entire agreement between the parties and there have been no additional oral or written representations or agreements with respect to the matters set forth herein.

11. **Counterparts.** This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Signatures to this Agreement transmitted by telecopy or otherwise electronically shall be valid and effective to bind the party so signing. Each party agrees promptly to deliver an execution original to this Agreement with its actual signature to the other party, but a failure to do so shall not affect the enforceability of this Agreement, it being expressly agreed that each party to this Agreement shall be bound by its own telecopied or electronic signature and shall accept the telecopied or electronic signature of the other party to this Agreement.

[The Signature Page(s) Follow.]

Dated as of the date and year first above written.

Signed, Sealed and Delivered In the Presence of:

Kari Hunter
Witness Name: Kari Hunter

Witness Name: Melissa Conners

TENANT:
ARVINAS OPERATIONS, INC.

By: ______
Name: Andrew Saik
Title CFO

Kim E Rioux
Witness Name: Kim E Rioux

Witness Name:
Brooke Hopkins

LANDLORD:
SCIENCE PARK DEVELOPMENT CORPORATION

By: Clio Nicolakis
Clio Nicolakis
Executive Director and Controller

STATE OF CONNECTICUT)
) ss.: New Haven
COUNTY OF New Haven)

February 10, 2025

On this date personally appeared before me, Andrew Saik, who acknowledged himself to be the duly authorized Chief Financial Officer of Arvinas Operations, Inc., a Delaware corporation, and that the execution hereof was the free act and deed of such corporation and his/her free act and deed as such officer.

IN WITNESS WHEREOF, I hereunto set my hand.

SANDRA CARLINO
NOTARY PUBLIC - CT 172583
MY COMMISSION EXPIRES OCT. 31, 2026

Commissioner of the Superior Court/Notary Public

STATE OF CONNECTICUT)
) ss.: ~~New Haven~~ Woodbridge
COUNTY OF NEW HAVEN)

February 10, 2025

On this date personally appeared before me, Clio Nicolakis, who acknowledged herself to be the duly authorized Executive Director and Controller of Science Park Development Corporation, a Connecticut non stock corporation, and that the execution hereof was the free act and deed of such corporation and her free act and deed as such officer.

IN WITNESS WHEREOF, I hereunto set my hand.

Commissioner of the Superior Court/Notary Public

BROOKE ELIZABETH HOPKINS NOTARY PUBLIC CONNECTICUT

BROOKE ELIZABETH HOPKINS
NOTARY PUBLIC
MY COMMISSION EXPIRES JUNE 30, 2029

SCHEDULE A-1


Arvinas - 7,864 rsf
Arvinas 3,719 rsf
Arvinas 1,829 rsf
Arvinas - 2,829 rsf
Arvinas - 84 rsf
Arvinas - 1,478 rsf
Arvinas - 7,873 rsf
Arvinas - 3,600 rsf
Arvinas - 2,632 rsf

FIRST FLOOR PLAN

5 SCIENCE PARK
NEW HAVEN, CT

0' 5' 15' 35'

BASE LEASE PLAN

KEY

VP	VERTICAL PENETRATION	—	TENANT 1
BCA	BUILDING COMMON AREA	—	TENANT 2
FCA	FLOOR COMMON AREA	—	TENANT 3
	AVAILABLE TENANT AREA	—	TENANT 4

84 Orange Street
New Haven
Connecticut 06510
203 786-5110

ARCHITECTS

SVIGALS + PARTNERS

DRAWING TITLE: FIRST FLOOR PLAN		SCALE: NTS	DRAWING NO: A1
		DATE: 2019-02-15	
FILE NO:	JOB NAME: 5 SCIENCE PARK	JOB NO:	PAGE NO: _

SCHEDULE A-3



"Surrendered Space" - Section 4 of 9th Amendment
Space now designated as not subject to ROFO (under Section 4 of 7th Amendment)
Arvinas - 9,889 rsf
Arvinas - 9,456 rsf
THIRD FLOOR PLAN
BASE LEASE PLAN
5 SCIENCE PARK
NEW HAVEN, CT
84 Orange Street
New Haven
Connecticut 06510
203 786-5110
ARCHITECTS
SVIGALS + PARTNERS
DRAWING TITLE
THIRD FLOOR PLAN
SCALE: NTS
DATE: 2023-04-19
DRAWING NO. A3
FILE NO:
JOB NAME: 5 SCIENCE PARK
JOB NO:
PAGE NO: -
F:\1126-00\12_DRAWINGS\EXISTING\1126-ALL-PLANS.DWG 10/7/11 12:18 PM 11X17 COLOR PLOTS SPA